Exhibit 99.1

Contacts:	Tran Nguyen / CFO
Somaxon Pharmaceuticals, Inc.
(858) 876-6500

Matt Sheldon
Pondel Wilkinson, Inc.
(310) 279-5963

SOMAXON PHARMACEUTICALS REPORTS

THIRD QUARTER 2012 FINANCIAL RESULTS

Conference call scheduled today at 4:30 p.m. ET (1:30 p.m. PT);

Simultaneous webcast at http://investors.somaxon.com/eventdetail.cfm

SAN DIEGO, CA –October 31, 2012—Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company, today reported its financial results for the third quarter ended September 30, 2012.

“During the third quarter of 2012, we continued to focus on our key corporate objectives relating to Silenor commercialization and intellectual property protection, our financial position and our strategic alternatives process,” said Richard W. Pascoe, Somaxon’s President and Chief Executive Officer. “Commercially, we have continued to stabilize Silenor prescription volume quarter-over-quarter, and we have made solid progress in our managed care efforts, particularly with respect to the Medicare Part D market.”

“We also settled our Silenor paragraph IV litigation with three of the four generic filers, we bolstered our balance sheet through a registered direct offering and we continue to manage our operating expenses in an effort to drive towards profitability,” continued Pascoe. “The progress we made in the quarter with respect to each of these objectives has positioned us to be actively engaged in our strategic alternatives process with our advisor, Stifel Nicolaus Weisel, with the objective of fully leveraging Silenor for the benefit of our stockholders.”

Recent Highlights

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Effective October 1, 2012, MedImpact Healthcare Systems adopted Silenor in a preferred formulary position for the treatment of insomnia in its Medicare Part D health plans. MedImpact is a pharmacy benefit manager covering approximately 100,000 Medicare Part D insomnia prescriptions per year. Under the agreement with MedImpact, Silenor will be included in MedImpact’s formulary on a Tier 2 unrestricted basis for the fourth quarter of 2012. Thereafter, Silenor will continue to maintain a Tier 2 unrestricted formulary position, but the formulary will specify that all generic products indicated for the treatment of insomnia will be second line treatments, with Silenor as the first line treatment.

The MedImpact contract is consistent with recent updates by the Pharmacy Quality Alliance (PQA) of its prescription drug list entitled “Use of High-Risk Medications in the Elderly” and by the American Geriatrics Society of its “Beers Criteria for Potentially Inappropriate Medication Use in Older Adults.” In both cases, Silenor 3 mg and 6 mg were not included in the lists of high-risk or potentially inappropriate medications.

In addition to the MedImpact contract, earlier this month, Somaxon was notified by Coventry Healthcare that Silenor has been added to Coventry’s 2013 Medicare Part D formulary in a Tier 3 non-restricted position. Silenor will be made available to Coventry’s 1.7 million Medicare eligible members for a reasonable out of pocket cost beginning January 1, 2013. Looking forward, Somaxon intends to continue to seek to leverage Silenor’s unique safety profile to further penetrate the Medicare Part D market in 2013 and beyond.

•

On October 11, 2012, Somaxon effected a 1-for-8 reverse stock split of its common stock and a decrease in the number of authorized shares of its common stock from 100,000,000 to 25,000,000 shares. The reverse stock split and the decrease in the number of authorized shares of common stock were approved by Somaxon’s stockholders at a special meeting held on October 5, 2012. In connection with the reverse stock split, every eight shares of Somaxon’s issued and outstanding common stock was automatically combined into one issued and outstanding share without any change in the par value of the shares. Stockholders of record will receive cash in lieu of fractional shares to which they otherwise would be entitled based upon the closing sale price per share of Somaxon’s common stock on October 11, 2012.

Somaxon effected the reverse stock split to raise its common stock price in order to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on the NASDAQ Capital Market. On October, 26, 2012, the NASDAQ Listing Qualifications Department formally notified the company that it had regained compliance with this requirement. As a result, shares of Somaxon’s common stock will continue to be listed and trade on the NASDAQ Capital Market, and the matter is now closed.

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In July 2012, Somaxon entered into separate settlement arrangements with Mylan Inc. and its subsidiary, Mylan Pharmaceuticals, Inc., Par Pharmaceutical Companies, Inc. and its subsidiary Par Pharmaceutical, Inc. and Cadila Healthcare Limited and Zydus Pharmaceuticals (USA), Inc. to resolve pending patent litigation involving Silenor 3 mg and 6 mg tablets.

The settlement agreement with Mylan grants Mylan the exclusive right to begin selling an authorized generic version of Silenor (i.e., a generic version sold under Somaxon’s New Drug Application) on January 1, 2020, or earlier under certain circumstances. Mylan’s right to sell such an authorized generic product could extend for a period of as long as 360 days, and after such period Mylan will have the non-exclusive right to sell a generic version of Silenor under its Abbreviated New Drug Application. In connection with the settlement agreement, the parties also entered into a supply agreement under which Mylan has agreed to supply the company with commercial quantities of Silenor 3 mg and 6 mg tablets.

The settlement agreements with Par and Zydus grant each of them the right to begin selling a generic version of Silenor 180 days after the earlier of the date that a third party’s generic version of Silenor is first sold in the United States under a license from Somaxon or a final court decision that the asserted patents are not infringed, invalid or unenforceable, or earlier under certain circumstances.

Each of the settlement agreements became effective upon the entry by the U.S. District Court for the District of Delaware of an order dismissing the litigation with respect to Mylan, Par or Zydus, as applicable. The company remains in litigation with Actavis Inc. and its subsidiary Actavis Elizabeth LLC, the filers of the other application to market a generic version of Silenor.

•

In July 2012, Somaxon completed a registered direct offering of approximately 1.2 million shares of its common stock and warrants to purchase up to approximately 0.6 million additional shares of its common stock to institutional investors at a combined public offering price of $2.56 per share and per warrant. Aggregate gross proceeds to the company were approximately $3.0 million, before deducting selling commissions and expenses.

Third Quarter 2012 Financial Results

Net product sales of Silenor for the third quarter of 2012 were $2.1 million, compared to net product sales of $3.7 million for the third quarter of 2011.

Total operating costs and expenses for the third quarter of 2012 were $6.6 million, including $0.6 million of non-cash, share-based compensation expense and an expense of $2.0 million related to the company’s Paragraph IV settlement agreements, which will be paid over a period of time, entered into during the third quarter of 2012. Total operating costs and expenses for the third quarter of 2011 were $18.8 million, including $1.7 million of non-cash, share-based compensation expense. The decrease in operating costs and expenses during the third quarter of 2012 as compared to the comparable prior year period was primarily due to the reduction of the company’s marketing efforts and the company’s reduction in force in the fourth quarter of 2011.

Cost of product sales was $0.2 million for the third quarter of 2012, compared to $0.5 million for the comparable prior year period. Gross profit for the third quarter of 2012 was $1.9 million, compared to $3.2 million for the third quarter of 2011. Expressed as a percentage of net product sales, gross margin was 89% for the third quarter of 2012 and 88% for the third quarter of 2011.

Selling, general and administrative (SG&A) expense was $4.4 million for the third quarter of 2012, compared to $18.1 million for the third quarter of 2011. The decrease in SG&A expense during the third quarter of 2012 as compared to the comparable prior year period was primarily due to the reduction of the company’s marketing efforts and the company’s reduction in force in the fourth quarter of 2011.

Somaxon had no research and development expense for the third quarter of 2012. Research and development expense for the third quarter of 2011 was $0.2 million.

For the third quarter of 2012, net loss was $4.5 million, or a loss of $0.65 per share, compared with a net loss of $17.0 million, or a loss of $2.86 per share, for the third quarter of 2011.

At September 30, 2012, Somaxon had cash and cash equivalents totaling $8.2 million. Cash and cash equivalents was $10.7 million at December 31, 2011.

Non-GAAP Financial Measure

Non-GAAP operating expense was $3.8 million and $12.3 million for the third quarter and nine months ended September 30, 2012, respectively, which is calculated by adjusting the company’s third quarter and nine months ended September 30, 2012 GAAP operating costs and expenses of $6.6 million and $17.1 million, respectively, to exclude cost of product sales, non-cash, share-based compensation expense and an expense related to the company’s Paragraph IV settlement agreements, which will be paid over a period of time, entered into during the third quarter of 2012.

The company believes that the presentation of this non-GAAP financial measure provides useful supplementary information to facilitate additional analysis by investors. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in conformity with GAAP. A reconciliation of GAAP operating costs and expenses to non-GAAP operating expense is included with this press release.

Conference Call Information and Forward-Looking Statements

On Wednesday, October 31, 2012, Somaxon will conduct a conference call with interested parties beginning at 4:30 p.m. ET (1:30 p.m. PT) to discuss results and highlights of the third quarter ended September 30, 2012.

The conference call will be available to interested parties through a live audio Internet broadcast at http://investors.somaxon.com/eventdetail.cfm. The call will also be archived and accessible at this site for approximately one year. Alternatively, callers may participate in the conference call by dialing (877) 941-9205 (domestic) or (480) 629-9771 (international), conference call ID 4570871. A telephonic replay will be available for approximately two weeks following the conclusion of the call by dialing (303) 590-3030, and entering passcode 4570871.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s commercial activities relating to Silenor, prescription and sales volume trends, the company’s financial status and performance and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded products and product candidates to treat important medical conditions where there is an unmet medical need and/or high-level of patient dissatisfaction, currently in the central nervous system therapeutic area. Somaxon’s product Silenor, available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulty with sleep maintenance.

For more information, please visit the company’s web site at www.somaxon.com.

Safe Harbor Statement

Somaxon cautions readers that statements included in this press release or the conference call that are not a description of historical facts are forward-looking statements. For example, statements regarding the commercial performance and prospects of Silenor, Somaxon’s ability to maintain operating expenses at reasonable levels, the process of seeking strategic alternatives and the ability to derive stockholder value from one or more related transactions and Somaxon’s other activities and plans are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release and the conference call due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully market and sell Silenor; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; Somaxon’s ability, together with its strategic advisor Stifel Nicolaus Weisel, to successfully enter into one or more transactions to enhance stockholder value; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including patent infringement litigation; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents, including any developments relating to the submission of abbreviated new drug applications for generic versions of Silenor 3 mg and 6 mg and related patent litigation; the possible introduction of generic competition for Silenor; risks related to Somaxon’s settlement agreements with Mylan, Par and Zydus, including any legal or regulatory challenges to the settlement agreements by the U.S. Department of Justice and/or the U.S. Federal Trade Commission, and the outcome of any such challenges; the potential to enter into an agreement with any third party relating to over-the-counter rights for Silenor; Somaxon’s ability, together with any partner, to receive FDA approval for an over-the-counter version of Silenor; changes in healthcare reform measures and reimbursement policies; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; Somaxon’s reliance on its licensees, Paladin Labs and CJ CheilJedang, for critical aspects of the commercial sales process for Silenor outside of the United States; the performance of Paladin and CJ CheilJedang and their adherence to the terms of their contracts with Somaxon; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could adversely impact commercial success, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

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FINANCIAL TABLES FOLLOW

SOMAXON PHARMACEUTICALS, INC.

SUMMARY STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)
Revenues
Net product sales	$2,134	$3,676	$7,805	$12,240
License fee revenue	—	—	420	—

Total revenues	2,134	3,676	8,225	12,240

Operating costs and expenses
Cost of product sales	240	454	779	1,478
Selling, general and administrative	4,377	18,101	14,276	56,767
Paragraph IV settlement	2,000	—	2,000	—
Research and development	—	242	—	1,118

Total operating costs and expenses	6,617	18,797	17,055	59,363

Loss from operations	(4,483)	(15,121)	(8,830)	(47,123)

Other income and expense	14	(1,910)	45	(1,895)

Net loss	$(4,469)	$(17,031)	$(8,785)	$(49,018)

Basic and diluted net loss per share	$(0.65)	$(2.86)	$(1.39)	$(8.52)

Shares used to calculate net loss per share	6,897	5,954	6,310	5,755

SOMAXON PHARMACEUTICALS, INC.

SUMMARY BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2012	2011
	(in thousands)
ASSETS
Cash and cash equivalents	$8,156	$10,668
Accounts receivable, net	1,290	1,950
Other current assets	887	1,317

Total current assets	10,333	13,935
Property and equipment, net	413	634
Intangibles, net	940	1,089
Other non-current assets	43	201

Total assets	$11,729	$15,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,676	$1,774
Accrued liabilities	5,408	7,054

Total current liabilities	7,084	8,828
Paragraph IV settlement obligation	1,500	—
Other non-current liabilities	485	490

Total liabilities	9,069	9,318
Total stockholders’ equity	2,660	6,541

Total liabilities and stockholders’ equity	$11,729	$15,859

SOMAXON PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP OPERATING COSTS AND EXPENSES TO NON-GAAP OPERATING EXPENSE

	Quarter ended	Nine months ended
	September 30,	September 30,
	2012	2012
	(in thousands)
GAAP operating costs and expenses	$6,617	$17,055
Adjustments:
Cost of product sales	240	779
Share-based compensation expense	583	1,954
Paragraph IV settlement	2,000	2,000

Non-GAAP operating expense	$3,794	$12,322